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                                                                    Exhibit 10.4

                             AGREEMENT OF SUB-LEASE

              Made and entered into at Tel Aviv on 26th August 1999

                                     Between

            RIT Technologies Ltd. Public Company Registration No. 52-004335-7 of 24 Raoul Wallenberg Street, Tel Aviv 69719

            Hereinafter called - "RIT"

                                                                 OF THE ONE PART

                                       And

            RADVision Ltd., Private Company Registration No. 51-1651812 of 24 Raoul Wallenberg Street, Tel Aviv 69719

            Hereinafter called - "RADVision"

                                                               OF THE OTHER PART

Whereas RIT entered into contractual arrangements under an Agreement of Lease dated 2nd November 1998 (hereinafter - "the Principal Lease") with Vitalgo Textile Enterprises Ltd., Zisapel Properties (1992) Ltd. and Klil & Michael Properties (1992) Ltd. (hereinafter - "the Principal Lessor") relating to the lease of a commercial area on the entrance level of the building situate at 24 Raoul Wallenberg Street, Ramat Ha'Hayil (hereinafter - "the Principal Premises").
                     The Principal Lease is attached to this Agreement as ANNEX A.

And Whereas          RADVision wishes to lease from RIT and RIT wishes
                     to let to RADVision under an unrestricted unprotected sub-lease, an area of 215 square metres situate within the area of the Principal Premises, as described in the plan attached to this Agreement as ANNEX B (hereinafter - "the
                     Premises").


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NOW THEREFORE IT IS DECLARED, STIPULATED AND AGREED BETWEEN THE PARTIES AS
FOLLOWS :

1.       PREAMBLE

         1.1 The preamble to this Agreement, together with the facts and declarations included therein, and the Annexes to this Agreement, constitute an integral part hereof.

         1.2 Paragraph headings in this Agreement are for convenience only and do not constitute part of the Agreement nor shall they serve for purposes of interpretation.

2.       LEASE

         2.1 RIT hereby lets the Premises to RADVision and RADVision hereby leases the same from RIT for a period of 12 months with effect from 1st September 1999, and terminating on 31st August 2000 (hereinafter - "the Lease Period") upon the conditions set forth in this Agreement heretofore and hereunder and subject to the conditions set forth in the Principal Lease.

         2.2 Subject to the faithful fulfilment by RADVision of the provisions of this Agreement, and as long as RIT is still the lessee of the Principal Premises, an option shall be granted to RADVision to extend the Lease Period for a further period until 31st August 2001 (hereinafter : "the Further Lease Period").

         2.3 "The Lease Period", whenever this appears in this Agreement, shall also be deemed to include the Further Lease Period or the Further Lease Periods.

3.       CONSIDERATION

         3.1 RADVision undertakes to pay to RIT for each month of the lease of the Premises a rental in a sum equal to $ 18.50 per square metre, that is, an amount equal to 1,850 United States dollars ($1,850 dollars) ($ 18.50 x 100 square metres).

         3.2 The rental shall be paid to RIT at the representative rate of exchange of the United States dollar as at the date of payment together with value added tax as applicable.


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         3.3      The rental shall be paid to the Lessor 3 (three) monthly in advance on the first day of each payment month, or on the first business day next following the first day of the month, should this fall on a Sabbath or Holiday. The rental for the first month of the Lease Period shall be paid at the time of signature of this Agreement.

         3.4 In addition to the foregoing rental, RADVision shall bear its share, pro rata to its share of the Principal Premises, of the management fee as set forth in paragraph 15 hereunder and in Annex B 2 to the Principal Lease, and municipal rates debited.

         3.5 RADVision shall effect the foregoing payments to RIT against a tax invoice.

4.       APPLICABILITY OF THE PRINCIPAL LEASE

         4.1 All the provisions of the Principal Lease, to the extent that these relate to the Premises, shall MUTATIS MUTANDIS apply to the lease pursuant to this Agreement.

         4.2 RADVision hereby agrees to assume all the obligations of the Lessee as set forth in the Principal Lease, MUTATIS MUTANDIS, in relation to the Premises which it hereby leases.

         4.3 For the sake of clarity, RADVision shall obtain the approval of the Lessor with respect to any alterations which it intends to carry out on the Premises and shall furnish such security and/or insurance as shall be required by the Lessor concerning the Premises.

5.       AREA COMMON TO RIT AND RADVISION

         5.1 Apart from the Premises as set forth in Annex B, RADVision shall also be entitled to use the kitchen and toilets situate within the area of the Principal Premises.

         5.2 RADVision shall be entitled to install a separate communications cabinet inside the existing communications room on the Principal Premises. For the sake of clarity, RADVision shall be given no access to RIT's communication cabinet.


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         5.3      In the light of the existence of the common area, the parties hereby agree to respect the privacy of each of them and to refrain from any act which may constitute a nuisance in relation to the use by the other to its Premises.

            IN WITNESS WHREEOF. they have affixed their signatures :

RIT Technologies Ltd.                                         RADVision Ltd.

 /s/ OFER BENGAL                                        /s/ ALON MOALEM
------------------------------                         -----------------------
Ofer Bengal, Managing Director                         Alon Moalem, Controller

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                                  ANNEX A


Summary of Agreement of Lease, between RIT Technologies Ltd., Vitalgo Textile Enterprises, Zisapel Properties (1992) Ltd. and Klil and Michael Properties
(1992) Ltd.--translated from Hebrew original

Date of Lease:           November 2, 1998.

Landlord:                Vitalgo Textile Industries Ltd.
                         Zisapel Properties (1992) Ltd.
                         Klil and Michael Properties (1992) Ltd.

Tenant:                  Rit Technologies Ltd.

Premises:                24 Raoul Wallenberg Street, Tel Aviv Israel.

Square Meters:           458 sq meters.

Permitted Use:           General office and manufacturing.

Term:                    40 months.

                         (a) Scheduled commencement date: August 1, 1998.
                         (b) Scheduled expiration date: December 2, 2001.

There is an option to extend the lease upon mutual consent for an additional two years until December 2, 2003. ("Additional Period")

Basic Rent--(lease months 1-40)--$18.50 per square meter, i.e. $8473.

Additional Period Rent--additional 5.5% i.e. $19.51 per square meter, i.e. $8935.58

Security Deposit:        approximately $8000 in bank guarantee.

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                                 ANNEX B


[This Exhibit consists of a two dimensional floor plan for the leased premises at 24 Raoul Wallenberg Street Tel Aviv Israel consisting of 215 square meters. The floor plan shows a cross sectional view of room divisions within the premises.]